Exhibit 99.1

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

SAMSARA LUGGAGE, INC. (FORMERLY - DARKSTAR VENTURES, INC.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Samsara Luggage, Inc (formerly - Darkstar Venture Inc.) (the “Company”) as of December 31, 2019 and 2018, the related statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the years in the period ended December 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year in the period ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1C to the financial statements, the Company has not yet generated material revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations. As of December 31, 2019, the Company has incurred accumulated deficit of $5,236 thousands and negative operating cash flows. These factor among others, as discussed in Note 1C to the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1C to the financial statements. The financial statements do not include any adjustments that might result from the outcome of’ these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Halperin Ilanit.

Certified Public Accountants (Isr.)

Tel Aviv, Israel

January 29, 2020

We have served as the Company’s auditor since 2019

30 A’arba’a st. A’arba’a towers, Tel Aviv 6473926 | tel. +972-3-9335474 | fax. +972-3-9335466 | www.halperin-cpa.co.il

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

BALANCE SHEETS

	December 31, 2019	December 31, 2018
	(U.S. dollars in thousands, except per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	477	129
Inventory	125	183
Other current assets	14	57
Total current assets	616	369

Property and Equipment, net	5	-
Total assets	621	369

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Convertible Promissory Note (Note 3)	-	56
Trade payable	26	-
Accrued Expense	57	13
Related party payables	105	89
Deferred revenue	-	460
Convertible note and short-term loan (Note 4)	250	-
Fair Value of convertible component in convertible loan, net of discounts and debt issue costs (Note 5)	1,053	-
Fair value of warrants issued in convertible loan (Note 5)	319	-
Total current liabilities	1,810	618

Long Term Loan (Note 6)	-	40

TOTAL LIABILITIES	1,810	658

STOCKHOLDERS’ DEFICIT (Note 7)
Common stock subscribed
Common stock, authorized 5,000,000,000 shares, $0.0001 par value; 3,535,935,553 and 2,589,506,080 issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	354	259
Additional paid in capital	5,366	2,454
Services receivable	(1,673)	(908)
Accumulated deficit	(5,236)	(2,094)
Total stockholders’ deficit	(1,189)	(289)

Total liabilities and stockholders’ deficit	621	369

The accompanying notes are an integral part of these financial statements

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2019	2018
	(U.S. dollars in thousands, except per share data)
Revenues from sales of products	649	6
Cost of sales	525	2
GROSS PROFIT	124	4

OPERATING EXPENSES
Research and development expenses	168	136
Selling and marketing expenses	438	171
General and administrative (Note 8)	1,425	1,162
TOTAL OPERATING EXPENSES	2,031	1,469

OPERATING LOSS	(1,907)	(1,465)

FINANCING EXPENSES
Interest on convertible loan and convertible note	(314)	(139)
Expenses in respect of warrants issued and convertible component in convertible loan, net interest expenses (Note 5)	(921)	-
TOTAL FINANCING EXPENSE	(1,235)	(139)

NET LOSS	(3,142)	(1,604)

Basic and Diluted net loss per share	(0.00)	(0.00)

Weighted average number of basic and diluted common shares outstanding	3,272,649,554	2,402,660,180

The accompanying notes are an integral part of these financial statements

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands, except share and per share data)

	Common Stock		Additional Paid-in	Proceeds on Account of	Service	Accumulated	Stockholders’
	Shares	Amount	Capital	shares	Receivables	Deficit	Deficit
Balance December 31, 2017	2,290,620,000	229	1,771	32	(1,783)	(490)	(241)
Issuance of common stock, net of issuance cost	71,885,638	7	172	(32)	-	-	147
Issuance of shares and warrants for services	227,000,442	23	511	-	(200)	-	334
Amortization of services	-	-	-	-	1,075	-	1,075
Net loss	-	-	-	-	-	(1,604)	(1,604)
Balance December 31, 2018	2,589,506, 080	259	2,454	-	(908)	(2,094)	(289)
Issuance of common stock, net of issuance cost	229,166,666	23	477	-	-	-	500
Issued of Warrants for services	-	-	1,940	-	(1,940)	-	-
Shares Issuance of common stock for conversion of convertible note	69,917,807	7	560	-	-	-	567
Effect of Reverse Capitalization	647,345,000	65	(65)	-	-	-	-
Amortization of services	-	-	-	-	1,175	-	1,175
Net loss	-	-	-	-	-	(3,142)	(3,142)
Balance December 31, 2019	3,535,935,553	$354	$5,366	$-	$(1,673)	$(5,236)	$(1.189)

The accompanying notes are an integral part of these financial statements

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2019	2018
	(In thousands)
Cash Flows from Operating Activities:
Net loss	$(3,142)	$(1,604)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of services receivable	1,175	1,075
Interest on convertible note and short-term loan	258	130
Expenses in respect of warrants issued and convertible component in convertible loan, net interest expenses	921	-
Depreciation	1	-
Changes in Operating Assets and Liabilities:
Inventory	58	(182)
Other current assets	36	19
Accounts payable	26	-
Management fee due to Related party, net	16	-
Other accounts payables	11	101
Deferred revenue	(460)	92

Net Cash Used by Operating Activities	(1,100)	(370)

Cash Flows from Investment Activities:
Purchase of Property and Equipment	(6)	-
Net Cash Provided by Financing Activities	(6)	-

Cash Flows from Financing Activities:
Proceeds from (Repayments of) Convertible note from related parties	(56)	54
Proceeds from loan received	50	200
Repayments of convertible notes, net of issuance cost of $100	1,000	-
Repayments of long-term loans	(40)	-
Proceeds from issuance of shares, net of issuance cost	500	147
Net Cash Provided by Financing Activities	1,454	401

Net Increase in Cash	348	31
Cash at Beginning of Period	129	98
Cash at End of Period	$477	$129

Supplemental disclosure of cash flow information
Cash paid for interest	$58	$-
Cash paid for income taxes	$-	$-
Supplemental disclosure of non-cash financing activities
Common stock issued for conversion of convertible note	$567	$-
Issued shares and warrants against services	$-	$27

The accompanying notes are an integral part of these financial statements

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

A.	Samsara Luggage, Inc. (the “Company”) was incorporated on May 7, 2007 under the name, “Darkstar Ventures, Inc.” under the laws of the State of Nevada. From the date of its formation until May 2011, the Company did not have any business activity except for the development of its website and locating companies through which it could offer products. Once its proprietary website was officially launched in July 2011, the Company engaged in the business of marketing eco-friendly health and wellness products, such as air and water filtration systems, organic baby products, and eco-friendly beds and linens through affiliate marketing arrangements. On May 14, 2015, the founder of the Company, Chizkiyau Lapin, sold all of his shares of common stock of the Company, then constituting 51% of the issued and outstanding shares of common stock of the Company, to Mr. Avraham Bengio. In April 2016, the Company began to focus, through its wholly-owned Israeli subsidiary, Bengio Urban Renewal Ltd. (“Bengio Urban Renewal”), in the area of real estate development, particularly on the urban renewal market in Israel.

B.	Merger Transaction

On November 12, 2019, the Company completed its merger with the Delaware corporation that was previously known as “Samsara Luggage, Inc.” (“Samsara Delaware”) in accordance with the terms of the Merger Agreement and Plan of Merger, dated as of May 10, 2019, (the “Merger Agreement”) by and among the Company, Samsara Delaware, and Avraham Bengio, pursuant to which Samsara Delaware merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Following the completion of the Merger, the business of the Company going forward became the business of Samsara Delaware prior to the Merger, namely, designing, manufacturing, and selling high quality luggage products to meet the evolving needs of frequent travelers and also seeking to present new technologies within the aluminum luggage industry, including an aluminum “smart” suitcase.

The Company filed (1) Articles of Merger with the Secretary of State of the State of Nevada in which the Company amended its Articles of Incorporation to change the Company’s name to “Samsara Luggage, Inc.” effective as of November 12, 2019; and (2) a Certificate of Amendment with the Secretary of State of the State of Nevada in which the Company increased the number of authorized shares of common stock of the Company from 2,000,000,000 shares of common stock to 5,000,000,000 shares of common stock effective as of November 12, 2019.

In connection with the Merger, the Company and Avraham Bengio entered into an Assignment and Assumption Agreement pursuant to which the Company sold 100% of the issued and outstanding shares of the Company’s wholly-owned Israeli subsidiary, Bengio Urban Renewal and all of the Company’s interest in Bengio Urban Renewal (including all debts and liabilities owed by the Company to Bengio Urban Renewal and the debts of Bengio Urban Renewal to the Company) to Avraham Bengio, the former CEO and principal shareholder of the Company (prior to the Merger).

At the effective time of the Merger, each share of common stock of Samsara Delaware, $0.0001 par value, was converted into the right to receive 458.124 shares of the Company’s common stock, such that the shareholders of Samsara Delaware were issued new shares of the Company representing approximately 80% of the issued and outstanding shares of the Company’s common stock following the completion of the Merger. The exchange rate was determined through arms’-length negotiations between the Company and Samsara Delaware.

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS (cont.)

Immediately after the Merger, assuming the issuance of all of the merger consideration, there were approximately 3,236,851,080 shares of Common Stock outstanding, of which (i) the former stockholders of Samsara Delaware owned 2,589,506,080 shares, representing approximately 80% of the outstanding shares of Common Stock; and (ii) the Company’s stockholders immediately prior to the Merger owned 647,345,000 shares, representing approximately 20% of the outstanding shares of Common Stock.

The transaction was accounted for as a reverse asset acquisition in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Under this method of accounting, Samsara Delaware was deemed to be the accounting acquirer for financial reporting purposes. This determination was primarily based on the facts that, immediately following the Merger: (i) Samsara Delaware’s stockholders owned a substantial majority of the voting rights in the combined company, (ii) Samsara Delaware designated a majority of the members of the initial board of directors of the combined company, and (iii) Samsara Delaware’s senior management holds all key positions in the senior management of the combined company. As a result of the Recapitalization Transaction, the shareholders of Samsara Delaware received the largest ownership interest in the Company, and Samsara Delaware was determined to be the “accounting acquirer” in the Recapitalization Transaction. As a result, the historical financial statements of the Company were replaced with the historical financial statements of Samsara Delaware. The number of shares prior to the reverse capitalization have been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer in the Recapitalization Transaction.

The Common Stock listed on the OTC Pink Marketplace, previously trading through the close of business on November 11, 2019 under the ticker symbol “DAVC,” commenced trading on the OTC Pink Marketplace under the ticker symbol “SAML” on November 12, 2019. The Common Stock has a new CUSIP number, 79589J101.

On November 13, 2019, the Board of Directors of the Company amended Section 3 of Article VII of the bylaws of the Company to change the fiscal year end-date of the Company from July 31 to December 31.

C.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2019, the Company had approximately $477,000 in cash and cash equivalents, approximately $1,194,000 in deficit of working capital, a stockholders’ deficiency of approximately $1,189,000 and an accumulated deficit of approximately $5,236,000. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Company’s ability to continue as a going concern is dependent upon raising capital from financing transactions and revenue from operations. Management anticipates their business will require substantial additional investments that have not yet been secured. Management is continuing in the process of fund raising in the private equity and capital markets as the Company will need to finance future activities. These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“‘US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. As applicable to the financial statements, the most significant estimates and assumptions relate to the measurement of Convertible Note and Going Concern.

Functional currency

The functional currency of the Company is the US dollar (“US$”), which is the currency of the primary economic environment in which the operations of the Company are conducted.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

Cash and cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Inventory

Inventories are valued at the lower of cost or net realizable value. Cost of raw and packaging materials, purchased products, manufactured finished products and products in process are determined on the average cost basis. The Company regularly reviews its inventories for impairment and reserves are established when necessary.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the related assets, which range from three to five years. Maintenance and repair costs are expensed as they are incurred while renewals and improvements which extend the useful life of an asset are capitalized. At the time of retirement or disposal of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the consolidated results of operations.

Derivative Liabilities and Fair Value of Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments and measurement of their fair value for accounting purposes. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt under ASC 470, the Company will continue its evaluation process of these instruments as derivative financial instruments under ASC 815.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives.

Fair value of certain of the Company’s financial instruments including cash, accounts receivable, account payable, accrued expenses, notes payables, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

The Company records a debt discount related to the issuance of convertible debts that have conversion features at adjustable rates. The debt discount for the convertible instruments is recognized and measured by allocating a portion of the proceeds as an increase in additional paid-in capital and as a reduction to the carrying amount of the convertible instrument equal to the fair value of the conversion features. The debt discount will be accreted by recording additional non-cash gains and losses related to the change in fair values of derivative liabilities over the life of the convertible notes.

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	Balance as of December 31, 2019
	Level 1	Level 2	Level 3	Total
	(U.S. dollars in thousands)
Liabilities:
Fair Value of convertible component in convertible loan, net of discounts and debt issue costs	-	-	1,053	1,053
Fair value of warrants issued in convertible loan	-	-	319	319
Total liabilities	-	--	1,372	1,372

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Revenue recognition

Revenues are recognized when delivery has occurred and there is persuasive evidence of an agreement, the fee is fixed or determinable and collection of the related receivables is reasonably assured, and no further obligations exist. Revenues from sales of products are recognized when title and risk and rewards for the products are transferred to the customer.

Research and development expenses

Research and development expenses are charged to operations as incurred.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Use of net operating loss carry forwards for income tax purposes may be limited by Internal Revenue Code section 382 if a change of ownership occurs.

Net Loss Per Basic and Diluted Common Share

Basic loss per ordinary share is computed by dividing the loss for the period applicable to ordinary shareholders, by the weighted average number of shares of common stock outstanding during the period. Securities that may participate in dividends with the shares of common stock (such as the convertible preferred) are considered in the computation of basic loss per share under the two-class method. However, in periods of net loss, only the convertible preferred shares are considered, since such shares have a contractual obligation to share in the losses of the Company. In computing diluted loss per share, basic loss per share is adjusted to reflect the potential dilution that could occur upon the exercise of potential shares. Accordingly, in periods of net loss, no potential shares are considered

Stock-Based Compensation

Share-based payments awarded to consultants (non-employees) are accounted for in accordance with ASC Topic 505-50, “Equity-Based Payments to Non-Employees”. However, when the Company grants to non-employees a fully vested, nonforfeitable equity instrument, such grants are measured based on the fair value of the award at the date of grant. When the fully vested, nonforfeitable equity instruments are granted for services to be received in future periods, the measured cost is recognized as an increase to stockholders’ equity at the measurement date with an offsetting amount as a deduction from stockholders’ equity within the caption “Services receivable”. Such amount is subsequently amortized to the statement of operations over the term of the services as an operating expense, as if the Company has paid periodic payments of cash for the services received from such service provider.

Recently Issued Accounting Standards

In June 2016, the FASB issued a new standard, ASU 2016-13 – “Financial Instruments—Credit Losses”, requiring measurement and recognition of expected credit losses on certain types of financial instruments. The standard also modifies the impairment model for available-for-sale debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. This standard is effective for the Company after December 15, 2019. The standard does not have a material impact on the Company’s financial statements.

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

In February 2016, the FASB issued a new lease accounting standard, ASU 2016-02 - “Leases”, requiring the recognition of lease assets and liabilities on the balance sheet. This standard is effective starting January 1, 2019. The adoption of ASU 2016-02 is not expected to have a material impact on the Company’s financial statements.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers,” and modified the standard thereafter. The objective of the ASU is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that will supersede most current revenue recognition guidance.  The basis of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The Company adopted this standard as of January 1, 2018 using the modified retrospective method. See Note 2.H. to the consolidated financial statements for additional details.

On January 5, 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities. The standard requiring changes to recognition and measurement of certain financial assets and liabilities. The standard primarily affects equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. The Company adopted ASU 2016-01 in the first quarter of 2018 and the impact on its consolidated financial statements was not material.

In November 2016, the FASB issued ASU 2016-18 “Restricted Cash” to provide guidance on the presentation of restricted cash in the statement of cash flows. Currently, the statement of cash flows explained the change in cash and cash equivalents for the period. The ASU requires that the statement of cash flows explain the change in cash, cash equivalents and restricted cash for the period. The ASU is effective for the Company in the first quarter of 2018, with early adoption permitted. The Company did not have a material effect on the statements of cash flows as the Company’s restricted cash is not material.

In June 2018, the FASB issued ASU No. 2018-07 “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation – Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The Company plans to adopt this standard in the first quarter of 2019. ASU 2018-07 is not expected to have an impact on Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements,” which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements and is effective for the Company beginning on January 1, 2020. The Company does not expect that this standard will have a material effect on the Company’s consolidated financial statements.

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – CONVERTIBLE PROMISSORY NOTE

On August 20, 2018 the Company entered into a Convertible Promissory Note (hereunder the “Note”) with a related party for the financing of the ongoing working capital of the Company in the amount of $54,000.

The Company promised to pay to related party in lawful money of the United States of America the principal sum of Fifty Four Thousand Dollars ($54,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 12% per annum, with such interest payable in the form of Shares of Common Stock of the Company, par value $0.001 (the “Shares”), at a price of Seventy Cents ($0.70) per Share, computed on the basis of the actual number of days elapsed and a year of 365 days.

The note was payable by August 20, 2019. In September 2019, the maturity of the loan was extended till December 31, 2019. The Company repaid the loan in December 2019.

NOTE 4 – CONVERTIBLE NOTE AND SHORT TERM-LOAN

A.	On August 22, 2018 the Company (through a related company) entered into a Secured Loan and Service Agreement with a an affiliated entity of Moshe Zuk (hereunder “Zuk”) for the finance of the ongoing working capital of the Company, according to which Zuk granted the Company a loan in the amount of $200,000. The loan bears a monthly interest at a rate of 2% paid quarterly and calculated daily. The loan was guaranteed by the Company and by one of its shareholders.

In addition, Zuk granted the Company a credit line of up to $300,000 per year. The credit line shall bear a monthly interest of 1.5% of the utilized credit line. As of the date of this financial statements, the Company has not utilized such line of credit.

In addition, the Company issued on October 2018, Zuk 395,500 shares of common stock of the Company representing 7% of the issued and outstanding shares of the Company on a fully diluted basis, and warrants to purchase 169,500 shares of common stock of the Company representing 3% of the issued and outstanding shares of the Company on a fully diluted basis, against payment of $50,000. The Company estimated the fair value of such shares and warrants at a total of $334,000 of which $215,000 and $119,000 were recorded for interest expenses for the years ended December 31, 2019 and 2018, respectively.

On December 31, 2018, the balance of the Zuk loan, net of the unamortized portion of the Zuk shares and options, amounted to $7,000 and was presented in Other Current Assets.

B.	On March 24, 2019, the Company entered into a Convertible Loan Agreement with Moshe Zuk (the “Lender”). Under the agreement, the Lender provided the Company with a loan in the amount of fifty thousand dollars ($50,000). The Company undertook to repay the loan principal, plus annual interest of 12%, within one year. The Lender may convert the loan plus interest into shares of the Company’s common stock at a price per share based on the lower of (a) a discount of twenty percent (20%) to the valuation of the Company at the Company’s first financing round, or (b) a one million-dollar ($1,000,000) valuation.

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES

On June 5, 2019, the Company entered into a Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a convertible loan in the aggregate amount of $1,100,000 in three tranches, and the Company agreed to issue convertible debentures and a warrant to the Investor.

The first tranche of the convertible debentures in the amount of $200,000 was provided upon execution of the SPA. The second tranche in the amount of $300,000 was provided on October 23, 2019 upon the Company filing of a Registration Statement on Form S-4 in connection with the Merger with Samsara Delaware. The third tranche in the amount of $600,000 was provided on November 18, 2019 upon consummation of the Merger with Samsara Delaware and the fulfillment of all conditions required for the Merger. The Company incurred issuance cost of $100,000 with connection to those convertible debentures.

Each tranche of the loan will bear interest at an annual rate of ten percent (10%). The principal amount together with the accrued and unpaid interest will be repayable after two years. Each tranche of the loan together with the accrued and unpaid interest (or any portion at the discretion of the Investor) will be convertible at any time six months following the issuance date, into shares of Company’s common stock at a conversion price equal to the lower of $0.003 per share or 80% of the lowest volume-weighted average price (VWAP) of Company’s share during the period of 10 days preceding the conversion date.

In accordance with ASC 815-15-25 the conversion feature was considered embedded derivative instruments, and is to be recorded at their fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

The fair value of the convertible component was estimated by third party appraiser using the Monte Carlo Simulation Model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date.  The following are the data and assumptions used as of the balance sheet date:

December 31, 2019
Common stock price	0.0061
Expected volatility	34.35%
Expected term	1.43 years
Risk free rate	1.59%
Forfeiture rate	0%
Expected dividend yield	0%

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES (cont.)

On December 9, 2019 and pursuant to the SPA, YAII exercised its option to convert the first Convertible Promissory Note in the amount of $210,000 into 69,917,807 shares of Common Stock of the Company.

In addition, the Company issued to the Investor a warrant to purchase 91,666,666 shares of common stock, at an exercise price equal to $0.003. The warrants may be exercised within 5 years from the issuance date by cash payment or through cashless exercise by the surrender of warrants shares having a value equal to the exercise price of the portion of the warrant being exercised.

The Company considered the provisions of ASC 815-40, “Derivatives and Hedging: Contracts in Entity’s Own Equity”, with respect to the detachable Warrants that were issued to the Convertible loan, and determined that as a result of the “cashless exercise” and variable exercise price that would adjust the number of Warrants and the exercise price of the Warrants based on the price at which the Company subsequently issues shares or other equity-linked financial instruments, such Warrants cannot be considered as indexed to the Company’s own stock. Accordingly, the Warrants were recognized as derivative liability at their fair value on initial recognition. In subsequent periods (and throughout July 31, 2019), the Warrants were marked to market with the changes in fair value recognized as financing expense or income in the consolidated statement of operations.

The warrants were estimated by third party appraiser using the Black-Scholes option-pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date.  The following are the data and assumptions used as of the balance sheet date:

December 31, 2019
Common stock price	0.0061
Expected volatility	32.55%
Expected term	4.43 years
Risk free rate	1.61%
Forfeiture rate	0%
Expected dividend yield	0%

The following table presents the changes in fair value of the level 3 liabilities for the year ended December 31, 2019:

	Warrants	Convertible component
	(U.S. dollars in thousands)
Outstanding at January 1,2019	-	-
Fair value of issued level 3 liability	553	2,453
		(565)
Changes in fair value	(234)	(835)
Outstanding at December 31,2019	319	1,053

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – LONG TERM LOAN

On August 13, 2017 the Company entered into a loan agreement with YARN Investments Ltd (hereunder “YARN”) according to which YARN provided the Company with a loan investment of $40,000. The loan does not bear interest and its repayment is conditional upon raising at least $200,000. In addition, YARN had agreed to provide additional $60,000 to the Company in a way of payments to promotional consultants. The Company repaid the loan on December 16, 2019, and the additional loan was never utilized.

NOTE 7 – STOCKHOLDERS’ EQUITY

Common Stock

On November 12, 2019, the Company completed its merger with the Samsara Delaware in accordance with the terms of the Merger Agreement and Plan of Merger, dated as of May 10, 2019 by and among the Company, Samsara Delaware, and Avraham Bengio, pursuant to which Samsara Delaware merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Following the completion of the Merger, the Company filed (1) Articles of Merger with the Secretary of State of the State of Nevada in which the Company amended its Articles of Incorporation to change the Company’s name to “Samsara Luggage, Inc.” effective as of November 12, 2019; and (2) a Certificate of Amendment with the Secretary of State of the State of Nevada in which the Company increased the number of authorized shares of common stock of the Company from 2,000,000,000 shares of common stock to 5,000,000,000 shares of common stock effective as of November 12, 2019.

Common Stock Activity During the Year Ended December 31, 2019

The following summarizes the Common Stock activity for the year ended December 31, 2019:

At the effective time of the Merger, each share of common stock of Samsara, $0.0001 par value, was converted into the right to receive 458.124 shares of the Company’s common stock, such that the shareholders of Samsara Delaware were issued new shares of the Company representing approximately 80% of the issued and outstanding shares of the Company’s common stock following the completion of the Merger. The exchange rate was determined through arms’-length negotiations between the Company and Samsara Delaware. Immediately after the Merger, assuming the issuance of all of the merger consideration, there were approximately3,236,851,080 shares of Common Stock outstanding, of which (i) the former stockholders of Samsara Delaware owned 2,589,506,080 shares, representing approximately 80% of the outstanding shares of Common Stock; and (ii) the Company’s stockholders immediately prior to the Merger own 647,345,000 shares, representing approximately 20% of the outstanding shares of Common Stock.

On November 12, 2019, the Company issued 229,166,666 shares of its Common Stock in gross consideration of $500,000 pursuant to a serios securities purchase agreements from April 2019.

On December 9, 2019, and pursuant to the YAII Convertible Promissory Note, YAII exercised its option to convert the first Convertible Promissory Note in the amount of $210,000 into 69,917,807 shares of Common Stock of the Company.

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 7 – STOCKHOLDERS’ EQUITY (cont.)

Warrants

On July 18, 2019, the Company entered into a License Agreement (“License Agreement”) with the Sterling/Winters Company, a California corporation, doing business as MIVI LLC (“Licensor”). Pursuant to the License Agreement, the Licensor licensed to the Company the name, likeness, and visual representation associated with Tommy Meharey for an initial term of three years with an option to renew the term for an additional five years. The Company is required to pay the Licensor royalties of 10% of the Company’s net sales of licensed products, with annual minimum royalty payments of $25 due upon signing, on August 1, 2020, and on August 1, 2021. The Company is also obligated to pay the Licensor brand participation payments of $25 per year, including an initial payment upon signing and additional payments on the first and second anniversaries of the effective date of the License Agreement.

In addition, the Company agreed to grant the Licensor warrants to purchase five percent (5%) of the issued and outstanding shares of the Company (post Merger). On November 12, 2019 the Company issued warrants to purchase 161,842,544 shares of common stock of the Company. The term of the warrants was three years and exercise price of the warrants is $0.01 per share.

The warrants were estimated using the Black-Scholes option-pricing model . The computed value of the warrants as of the issuance day was $1,940,000. The following are the data and assumptions used as of the balance sheet date:

November 12, 2019
Common stock price	0.021
Expected volatility	34.80%
Expected term	3 years
Risk free rate	1.65%
Forfeiture rate	0%
Expected dividend yield	0%

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 8 – GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31	Year ended December 31
	2019	2018
	(U.S. dollars in thousands)

Professional fees	359	28
Share based compensation	883	1,000
Management fees (See Note 10)	100	100
Other expenses	83	34
	1,425	1,162

NOTE 9 – INCOME TAXES

On December 22, 2017, the U.S. enacted new tax reform legislation which reduced the corporate tax rate to 21% effective for tax year beginning January 1, 2018. Under ASC 740, the effects of new tax legislation are recognized in the period which includes the enactment date. As a result, the deferred tax assets and liabilities existing on the enactment date must be revalued to reflect the rate at which these deferred balances will reverse. The corresponding adjustment would generally affect the Income Tax Expense (Benefit) shown on the financial statements. However, since the company has a full valuation allowance applied against all of its deferred tax asset, there is no impact to the Income Tax Expense for the year ending December 31, 2019.

IRC Section 382 potentially limits the utilization of NOLs and tax credits when there is a greater than 50% change of ownership. The Company has not performed an analysis under IRC 382 related to changes in ownership, which could place certain limits on the company’s ability to fully utilize its NOLs and tax credits. The Company’s has added a note to its financial statements to disclose that there may be some limitations and that an analysis has not been performed. In the interim, the Company has placed a full valuation allowance on its NOLs and other deferred tax items.

We recognized income tax benefits of $0 during the years ended December 31, 2019 and 2018. When it is more likely than not that a tax asset will not be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period. Effective December 22, 2017 a new tax bill was signed into law that reduced the federal income tax rate for corporations from 35% to 21%.

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 9 – INCOME TAXES (cont.)

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 2019 or 2018 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

Reconciliation between the theoretical tax expense, assuming all income is taxed at the statutory tax rate applicable to income of the Company and the actual tax expense as reported in the Statement of Operations, is as follows:

	Year ended December 31,
	2019	2018
	(U.S. dollars in thousands)
Loss before taxes, as reported in the statements of operations	$3,142	$1,604

Federal and State statutory rate	21%	21%

Theoretical tax benefit on the above amount at federal statutory tax rate	660	337

Share-based compensation	(247)	(251)
Losses and other items for which a valuation allowance Was provided or benefit from loss carry forward	(413)	(86)
Actual tax income (expense)	-	-

	2019	2018
	U.S. dollars in thousands
Deferred tax assets:
Net operating loss carry-forward	$499	$86
Valuation allowance	(499)	(86)
	$-	$-

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Management has determined, based on its recurring net losses, lack of a commercially viable product and limitations under current tax rules, that a full valuation allowance is appropriate.

U.S. dollars in thousands
Valuation allowance, December 31, 2018	$86
Increase	413
Valuation allowance, December 31, 2019	$499

The net federal operating loss carry forward will begin expire in 2039. This carry forward may be limited upon the consummation of a business combination under IRC Section 382.

SAMSARA LUGGAGE, INC.

(FORMERLY DARKSTAR VENTURES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 10 – RELATED PARTY TRANSACTIONS

Related Parties Payable

	December 31, 2019	December 31, 2018
	(U.S. dollars in thousands)
Related Parties Payable due to management fee	105	89

General and Administrative Expenses

	For the Year Ended December 31,
	2019	2018
	(U.S. dollars in thousands)
Management Fee	100	100